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                                                              Exhibit 10.15



                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                              FTL ACQUISITION INC.,


                                  PANGEA, LTD.


                                       AND


                         THE STOCKHOLDERS, OPTIONHOLDERS


                              AND WARRANTHOLDER OF


                                  PANGEA, LTD.






                                   DATED AS OF

                                  MAY 20, 1997



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                         STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT (this "Agreement") is made and dated as of May 20, 1997, by and among FTL Acquisition Inc., a corporation organized under the laws of the State of Delaware ("Purchaser"), Pangea, Ltd., a corporation formed under the laws of the State of Delaware ("Pangea"), and the stockholders of Pangea listed on Attachment A (the "Stockholders") and the option holders and warrant holders of Pangea, listed on Attachment B hereto (the "Optionholders") (each such Stockholder and Optionholder listed on Attachments A and B is referred to herein individually as a "Seller" and all such Stockholders and Optionholders are referred to herein collectively as "Sellers").

                                 RECITALS

      WHEREAS, Stockholders own beneficially and of record all of the issued and outstanding shares of common stock, par value $.01 per share, of Pangea (the "Common Stock") and all of the issued and outstanding shares of Series A Convertible Preferred Stock, par value $.01 per share, of Pangea (the "Series A Preferred Stock" and together with the Common Stock, the "Shares"); and

      WHEREAS, the Optionholders own beneficially and of record all of the options, warrants or other rights ("Options") to acquire any Shares outstanding as of the date hereof; and

      WHEREAS, Purchaser desires to acquire the Shares from the Stockholders and cancel all of the Options held by the Optionholders, and Sellers desire to sell the Shares to Purchaser and cancel all of the Options, all upon the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

      When used in this Agreement, the following terms shall have the meanings specified below:

      "Affiliate" shall have the meaning prescribed by Rule 12b-2 of the regulations promulgated pursuant to the Exchange Act.

      "Agreement" shall have the meaning set forth in the Preamble hereto.



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      "Balance Sheet Date" shall have the meaning set forth in Section
3.08 hereof.

      "Closing" shall have the meaning set forth in Section 2.03 hereof.

      "Closing Date" shall have the meaning set forth in Section 2.03 hereof.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

      "Common Stock" shall have the meaning set forth in the Recitals hereto.

      "Contracts" shall have the meaning set forth in Section 3.14 hereof.

      "Edgewater" shall have the meaning set forth in Section 3.01(b) hereof.

      "Environmental Requirements" shall mean all applicable United States statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and agreements of all Governmental Authorities having jurisdiction and all applicable judicial and administrative and regulatory decrees, judgments or orders and all covenants running with the land that relate to the protection of health or the environment (but not including worker health or safety), all of which as in effect on or before the Closing Date.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Financial Statements" shall have the meaning set forth in Section 3.06(a) hereof.

      "GAAP" shall mean generally accepted accounting principles, consistently applied.

      "Governmental Authority" shall mean any court, agency, department, ministry, commission, board or other administrative or governmental body of the United States or any state or jurisdiction thereof.

      "Hazardous Materials" shall mean any substance: (i) that is defined as a "hazardous waste," "hazardous substance," "hazardous material" or "pollutant or contaminant" under any Environmental Requirements; (ii) that is toxic, explosive, corrosive, flammable, infectious, reactive, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Authority; (iii) the presence of which on any Real Property or Leased Property causes or threatens to cause a nuisance upon such property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any Real Property or Leased Property; (iv) the presence of which on adjacent properties could constitute a

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trespass by Pangea; (v) that is or contains petroleum, petroleum products, petroleum derivatives, natural gas or liquefied natural gas; or
(vi) that contains PCBs, asbestos (whether friable or nonfriable) or urea formaldehyde foam insulation.

      "Indemnified Party" shall mean a Purchaser Indemnfied Party or a Seller Indemnified Party, as the case may be.

      "Investment" shall mean any company, corporation, partnership, joint venture, limited liability company or other entity in which Pangea or any Subsidiary, directly or indirectly, has, or pursuant to any agreement or agreements will have the right to acquire by any means, an equity or profit interest in excess of five percent (5%) of the equity or profit interests thereof.

      "IRS" shall mean the United States Internal Revenue Service.

      "Laws" shall mean, collectively, any statute, law, rule, regulation, ordinance, order, decree, action, restriction, requirement or policy of the United States or any state or jurisdiction thereof.

      "Leased Property" shall mean any lease of real property under which Pangea is a lessee, lessor, sublessee, or sublessor.

      "Material Adverse Change" shall mean any major adverse change in the results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), or business of Pangea.

      "Material Adverse Effect" shall mean any major adverse effect upon the condition (financial or otherwise), assets, properties, or business of Pangea.

      "Optionholders" shall have the meaning set forth in the Preamble hereto.

      "Options" shall have the meaning set forth in the Recitals hereto.

      "Pangea" shall have the meaning set forth in the Preamble hereto.

      "Purchase Price" shall have the meaning set forth in Section
2.02(a) hereof.

      "Purchaser Indemnfied Party" shall have the meaning set forth in
Section 6.01 hereof.

      "Real Property" shall mean any real property owned by Pangea or in which Pangea has legal, equitable, or beneficial title.

      "Receivables" shall have the meaning set forth in Section 3.13 hereof.



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      "Representative" shall mean, with respect to any party to this
Agreement, that party's affiliates, directors, officers, employees, agents and advisors, including, without limitation, attorneys, accountants, consultants, bankers and financial advisors.

      "Seller Indemnfied Party" shall have the meaning set forth in
Section 6.02 hereof.

      "Sellers" shall have the meaning set forth in the Preamble hereto.

      "Sellers' Representative" shall mean Edgewater Private Equity Fund, L.P. or its designee.

      "Series A Preferred Stock" shall have the meaning set forth in the Recitals hereto.

      "Shares" shall have the meaning set forth in the Recitals hereto.

      "Stockholders" shall have the meaning set forth in the Preamble hereto.

      "Subsidiary" shall mean any company, corporation, partnership, joint venture, limited liability company or other entity in which Pangea directly or indirectly, owns or controls, or pursuant to any agreement or agreements in the future may have the right to acquire by any means, any equity or profit interest equal to or greater than fifty percent (50%) of the equity or profit interests thereof.

      "Tax Returns" shall mean all reports, returns, statements, forms or other documents or information required to be filed with a taxing authority with respect to the Taxes of Pangea.

      "Taxes" shall mean all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding, alternative minimum or add-on minimum or similar taxes imposed on the income, properties or operations of Pangea, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

      "Third Party Claim" shall have the meaning set forth in Section
6.02 hereof.

      "Transactions" shall have the meaning set forth in Section 2.03(a) hereof.



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                                   ARTICLE II

                    SALE OF STOCK AND TERMS OF PAYMENT

      2.01    THE SALE.

      On the terms and subject to the conditions set forth herein, at the Closing (i) each Stockholder shall sell, transfer, convey, assign and deliver to Purchaser and Purchaser shall purchase, acquire and accept from each Stockholder, all of the Shares owned by such Stockholder and
(ii) each Optionholder shall cancel and extinguish all Options owned by such Optionholder.

      2.02    THE PURCHASE PRICE.

      (a) In consideration of the aforesaid sale, transfer, conveyance, assignment and delivery of the Shares and cancellation of the Options, Purchaser hereby agrees on the terms and subject to the conditions set forth herein, to pay to Sellers, in payment therefor, the sum of One Million Twenty Three Thousand Dollars ($1,023,000) (the "Purchase Price").

      (b) Payment of the Purchase Price shall be made by wire transfer of immediately available funds to the account designated by Sellers' Representative, or by such other means as may be agreed upon by Sellers' Representative and Purchaser. Purchaser will pay the Purchase Price to Sellers' Representative and each Seller hereby acknowledges that receipt of funds by Sellers' Representative shall be deemed receipt of payment by such Seller. Sellers' Representative hereby agrees to distribute payments of the Purchase Price to each Seller in accordance with Attachment 2.02B.

      2.03    THE CLOSING.

      (a) On the terms and subject to satisfaction of the conditions set forth herein, the closing of the transactions contemplated hereby (the "Transactions") will take place at the offices of Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Washington, D.C., at 11:00 a.m. Eastern Standard Time, on May 20, 1997, or at such other place or time as the parties may agree (the "Closing"). The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date." All events occurring at the Closing will, unless otherwise specified, be deemed to have occurred simultaneously.

      (b)   At the Closing,

             (i) Purchaser will deliver to Sellers' Representative the Purchase Price, as set forth in Section 2.02(b) hereof.

            (ii) Each Stockholder shall deliver to Purchaser certificates evidencing the Shares owned by such Seller, duly endorsed for transfer and with all transfer stamps attached. All stock transfer and other Taxes and charges, if any, that are required to be paid or withheld



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in connection with the sale and transfer of the Shares to Purchaser will be paid in full by Sellers.

           (iii) Each Optionholder shall surrender to Purchaser for cancellation all executed agreements evidencing the Options owned by such Optionholder.

                                ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF SELLERS

      Each Seller hereby represents and warrants to Purchaser as follows:

      3.01    STOCK OWNERSHIP; CAPACITY TO SELL.

      (a) Each Stockholder or Optionholder is the beneficial and record owner of the number of Shares or Options to acquire the number of Shares set forth opposite each Seller's name on Attachment A or Attachment B hereto, as the case may be. Each Seller holds such Shares or Options free and clear of all liens or other encumbrances (other than liens created by this Agreement) and neither the Shares nor the Options, or any Shares issuable upon exercise of the Options, are subject to any preemptive rights or restriction on their transferability (other than restrictions on transfer under applicable federal and state securities laws). At the Closing, Purchaser will acquire good and marketable title to all of the Shares free and clear of all liens or other encumbrances.

      (b) Edgewater Private Equity Fund, L.P. ("Edgewater") is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite partnership power to own and to dispose of its Shares.

      (c) The Edgewater has full partnership power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the general partner of Edgewater and no other proceedings on the part of Edgewater are necessary to authorize the execution and delivery of this Agreement or the consummation of the Transactions.

      (d) Each individual Seller has the full right, power and authority to execute and deliver this Agreement and to consummate the Transactions. This Agreement has been duly and validly executed and delivered by each Seller and constitutes a valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforceability of creditors' rights generally, and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.



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      3.02    ORGANIZATION; QUALIFICATION.

      (a) Pangea is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Pangea is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in any jurisdiction where failure to be so qualified does not have a material effect on its ability to conduct business or bring any lawsuit or action after such failure is remedied. Schedule 3.02 hereto sets forth, as of the date hereof, each jurisdiction in which Pangea is qualified to do business as a foreign corporation. Sellers have heretofore delivered to Purchaser complete and correct copies of the certificate of incorporation and by-laws of Pangea as in effect on the date hereof.

      (b) The certificate of incorporation and the by-laws and all amendments thereto, and the minute books, stock ledgers and stock transfer records of Pangea furnished to Purchaser for review are accurate and complete in all material respects. Such stock ledgers and stock transfer records reflect all issuances, registrations of transfer and cancellations of all shares of capital stock of each Pangea and the certificates representing all canceled shares of Common Stock and Series A Preferred Stock have been returned to each respective entity's stock ledger. All meetings of the shareholders and board of directors (and committees thereof) of Pangea since March 6, 1995 were duly called and held, and a quorum was present and acting throughout each such meeting, except in each case where any such failure does not impair the current business activities, operations, and/or status of Pangea in any material respect.

      3.03    CAPITALIZATION OF PANGEA.

      (a) The authorized capital stock of Pangea consists solely of Thirty Five Million (35,000,000) shares, par value $.01, of which (X) Twenty Five Million (25,000,000) are designated Common Stock, of which Eight Hundred Thousand (800,000) shares are issued and outstanding and
(Y) Ten Million (10,000,000) are designated as Preferred Shares, of which
(i) One Million Eight Hundred Thirty Five Thousand (1,835,000) shares are designated Series A Preferred Stock, of which One Million Six Hundred Thirty Five Thousand (1,635,000) shares are issued and outstanding and
(ii) Eight Million One Hundred Sixty Five Thousand (8,165,000) shares are undesignated.

      (b) Other than the Options, there is no subscription, option, warrant, call right, agreement or commitment relating to the issuance, sale, holding, voting, delivery or transfer (including any right of conversion or exchange under any outstanding security, instrument or other agreement) of any capital stock of Pangea. There are no outstanding contractual obligations of Pangea to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of Pangea.



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      (c)   No dividend has ever been declared and/or paid on Common
Stock or the Series A Preferred Stock.

      3.04    NO SUBSIDIARIES; NO INVESTMENTS.

      Pangea does not have any Subsidiaries or Investments.

      3.05    CONSENTS AND APPROVALS; NO VIOLATION.

      Pangea and Ronald Mahan ("Mahan") each represent and warrant, and all other Sellers represent and warrant to their knowledge after due inquiry, that the execution and delivery of this Agreement by each Seller does not, and the performance by it of its obligations hereunder and the consummation of the Transactions, will not, directly or indirectly:

      (a) conflict with or violate any provision of the certificate of incorporation or by-laws (or other similar governing documents) of Pangea or Edgewater;

      (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority to be made or obtained by Sellers or Pangea as a result of or in connection with this Agreement or the Transactions;

      (c) result in a material default, termination, cancellation or acceleration (or give rise to any material right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, agreement or other material instrument or obligation to which any Seller or Pangea is a party or by which any of them or any of their respective material assets may be bound;

      (d) materially violate any material Laws, writ or injunction applicable to any Seller or Pangea or any of their respective material assets; or

      (e) result in the creation of any liens upon the Shares or result in the creation of any lien, encumbrance, security interest, charge or claim of any kind upon any of the properties or assets of Pangea other than liens created by this Agreement.

      3.06    FINANCIAL STATEMENTS.

      (a) Sellers have provided or made available to Purchaser: (i) the audited consolidated balance sheets as of December 31, 1996 and December 31, 1995, and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the periods covered thereby and (ii) the audited consolidated balance sheet as of March 31, 1997 and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the three-month period then ended (the "Financial Statements").



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      (b)   The Financial Statements present fairly in accordance with
GAAP consistently applied the financial condition of Pangea at such dates and the results of its operations and its cash flows for the fiscal periods then ended.

      3.07    LIABILITIES.

      Except as reflected in the Financial Statements, there is no material liability, obligation or indebtedness, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that is required by GAAP to be set forth on a balance sheet.

      3.08    CONDUCT OF BUSINESS.

      Pangea and Mahan each represent and warrant, and all other Sellers represent and warrant to their knowledge after due inquiry, that since December 31, 1996 (the "Balance Sheet Date"), Pangea has conducted its businesses and operations in a manner consistent with past practices. Except as specified in this Agreement and except as set forth on Schedule 3.08, since the Balance Sheet Date, there has not been: (i) any declaration or payment of dividends or any transfer of assets of any kind whatsoever to any stockholder with respect to any shares of capital stock; (ii) any material transaction not in the ordinary course of business, consistent with past practices; (iii) any Material Adverse Change; (iv) any damage, destruction or loss, whether or not covered by insurance, which has had or may have a Material Adverse Effect; (v) any sale or transfer of any assets or any cancellation of any debts or claims, except sales in the ordinary course of business of inventory or of other tangible personal property not required in its businesses or the cancellation of any debts or claims in the ordinary course of business;
(vi) any material mortgage, pledge or subjection to lien, charge or encumbrance of any kind, of any properties or assets; (vii) any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee or agent, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents; (viii) any adoption of a plan or agreement or amendment to any existing plan or agreement (or commitment for the same) providing any new or additional benefits to employees, officers or directors; (ix) any material alteration in the manner of keeping its books, accounts or records, or in the accounting practices therein reflected; (x) any borrowing to or from any shareholder; or (xi) any other event or condition of any character that has had a Material Adverse Effect.

      3.09    REAL AND LEASED PROPERTY.

      (a) Pangea owns no Real Property. Set forth on Schedule 3.09A hereto is a complete list and a description of the Leased Property. True and complete copies of the Property Leases have been delivered or made available to Purchaser.

      (b) There are no continuing and unremedied or unwaived material breaches of or material events of default with respect to any material property lease, and no events have



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occurred that, with the giving of notice or lapse of time or both, would constitute a material breach thereof or a material event of default with respect thereto.

      3.10    PERSONAL PROPERTY.

      (a) Except for the security interests set forth on Schedule 3.14, Pangea has good and marketable title to each material item of personal property reflected in the Financial Statements as being owned by it, free and clear of all material liens, leases, encumbrances, claims and/or bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions;

      (b) Each item of material personal property leased by Pangea is in such condition, normal wear and tear excepted, that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between Pangea and the owner or lessor thereof, the obligations of Pangea to such owner or lessor will be discharged without the requirement for any material payment; and

      (c) The personal property set forth on the Financial Statements taken as a whole is, to the extent currently used in operations, in reasonably good operating condition and repair, normal wear and tear excepted, and is fit for its intended purposes.

      3.11    PATENTS, TRADEMARKS, TRADE NAMES, ETC.

      (a) Schedule 3.11A hereto lists all patents, trademarks, trade names and registered copyrights owned and currently used by Pangea and all material licenses and other material agreements relating thereto.

      (b) There are no material agreements relating to third party technology, know-how and processes that Pangea is licensed or authorized to use, excluding any software or related items.

      (c) Pangea is the record owner of and holds free from material contractual restrictions and any other material restriction except those imposed by Law, all such scheduled patents, trademarks, trade names and registered copyrights. No material claim by any person exists or, is threatened against any Pangea (A) with respect to the use by any of them of any of such scheduled trademarks, trade names, copyrights or technology, or (B) for patent infringement; and no material claim by Pangea exists against any person (Y) with respect to the use by such person of any of such scheduled trademarks, trade names, copyrights or technology, or (Z) for patent infringement.

      3.12    INVENTORY.

      Pangea has good and marketable title to inventory reflected in the Financial Statements and all inventory purchased or created since the Balance Sheet Date (other than



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inventory disposed of in the ordinary course of business since such date), free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not yet due. None of Pangea's sources of supply, which in Pangea's reasonable judgment cannot be replaced on substantially the same terms and conditions (including price), have terminated or threatened in writing to terminate their making available such supply to Pangea.

      3.13    RECEIVABLES.

      Except for security interests disclosed on Schedule 3.14, Pangea has good title to all of its material receivables including notes receivable, accounts receivable and trade acceptances receivable, whether billed or unbilled (collectively the "Receivables") and such Receivables have arisen in the ordinary course of business.

      3.14    CONTRACTS.

      (a) Schedule 3.14 hereto lists each: (i) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by Pangea or the guaranty of any obligation for the borrowing of money by Pangea; (ii) contract, agreement, purchase order, license or written commitment for the purchase or sale of goods, materials, supplies or services; and (iii) other contracts, agreements or other instruments related to the business of Pangea (collectively, the "Contracts"), to which Pangea is a party or by which any of its assets are bound, except for (Y) any Contract for the purchase or sale by Pangea of inventory, materials or supplies in the ordinary course of business
(Z) any Contract that is terminable by Pangea without penalty on ninety days' or less notice.

      (b) Pangea and Mahan each represent and warrant, and all other Sellers represent and warrant to their knowledge after due inquiry, that
(i) each Contract is, in all material respects, a valid and binding obligation of Pangea, entered into in the ordinary course of business on an arms'-length basis and, of the other party or parties thereto, except as the enforceability of such Contracts may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought and (ii) there exists no default by, or event that with notice or lapse of time or both would constitute a default by, Pangea under any such Contract.

      (c)   No person holds any powers of attorney from Pangea.

      3.15    INSURANCE.

      Schedule 3.15 hereto lists all policies of fire, liability, health, life, accident, disability, workmen's compensation, fiduciary, stop-loss, key-man, and other forms of insurance owned or held by or for the benefit of and insuring either Pangea, or any employee, officer, or



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director thereof as of the date of this Agreement.  As of the date of this Agreement, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid or accrued in appropriate month-end financial statements (other than retrospective premiums which may be payable with respect to comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. The insurance policies set forth on Schedule 3.15 will not terminate or lapse by reason of the execution of this Agreement or the consummation of the Transactions. The insurance policies set forth on
Schedule 3.15 are sufficient, in all material respects, for compliance with all requirements of law and of all agreements to which Pangea is a party.

      3.16    LABOR MATTERS; PERSONNEL.

      Pangea and Mahan each represent and warrant, and all other Sellers represent and warrant to their knowledge after due inquiry, that Pangea is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unlawful discrimination or unfair labor practices or other violations of Law and there is no audit or investigation of, or complaint against, Pangea regarding labor or employment matters.

      3.17    ENVIRONMENTAL MATTERS.

      (a) The Company is in compliance with all statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and agreements that relate to the protection of health or the environment and that were issued by any governmental authority having jurisdiction over the Company, and all applicable judicial and administrative and regulatory decrees, judgments or orders and all covenants running with the land that relate to the protection of health or the environment, in each case as such were in effect on or before the Closing Date. The Company has obtained and maintained in force all permits or licenses that relate to the protection of health or the environment that are required for the business of the Company.

      (b) Neither the Company nor any previous owner, tenant, occupant or user of any real property owned or leased by the Company, or any other person, has engaged in or allowed any operation or activity upon, or any use or occupancy of, any real property owned, leased or used by the Company for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, processing, recycling, refining, dumping or disposal of any Hazardous Materials on, under, in or about such real property, or transported or arranged for transport of any Hazardous Materials to, from or across such real property, in each case, which constitutes or constituted a breach of any applicable law. For the purposes of this Section 4.13, the term "Hazardous Material" shall mean any substance: (i) that is defined as a "hazardous waste," "hazardous substance," "hazardous material" or "pollutant or contaminant" under any applicable environmental law



Pangea Stock Purchase Agreement         12
or regulation; (ii) that is toxic, explosive, corrosive, flammable, infectious, reactive, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any governmental authority; (iii) the presence of which on any real property causes or threatens to cause a nuisance upon such property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any real property; (iv) the presence of which on adjacent properties could constitute a trespass by the Company; (v) that is or contains petroleum, petroleum products, petroleum derivatives, natural gas or liquefied natural gas; or (vi) that contains PCBs, asbestos (whether friable or nonfriable) or urea formaldehyde foam insulation.

      3.18    EMPLOYEE BENEFIT PLANS.

      (a) Attached hereto as Schedule 3.18 is a complete list of each current employment contract and consulting agreement and each material deferred compensation, retirement, bonus, insurance, annuity, incentive compensation, restricted stock, stock option, stock purchase, savings, change in control, plant closing, fringe benefit, severance or termination pay agreement or plan, loan program, and any other material employee benefit plan, agreement, arrangement or commitment, whether formal or informal, maintained, entered into or contributed to by Pangea, or with respect to which Pangea may have any liability for the benefit of any current or former director, officer, consultant, or employee thereof (the "Plans"). Each Plan can be amended or terminated at any time by Pangea without the need for any notice or approval and without any material liability thereunder other than for benefits accrued prior thereto. Pangea is not in default in any material respect under any Plan.

      (b) Pangea does not now maintain or contribute to, nor has it ever in the past maintained or contributed to, any employee benefit plan subject to ERISA.

      3.19    GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS.

      Pangea and Mahan each represent and warrant, and all other Sellers represent and warrant to their knowledge after due inquiry, that the licenses, permits, franchises, certificates and other governmental authorizations held by Pangea are valid and sufficient for all businesses conducted by it and there exists no fact, error or omission relevant to any such license, permit, franchise, certificate or other governmental authorization that would permit the revocation or withdrawal, or the threatened revocation or withdrawal thereof. Pangea will continue to have the use and benefit thereof and the rights granted thereby after the execution of this Agreement and the consummation of the Transactions have occurred. The businesses of Pangea is being conducted in compliance in all material respects with all applicable Laws of all Governmental Authorities.



Pangea Stock Purchase Agreement         13

      3.20    TAXES.

      (a) Except as set forth on Schedule 3.20, all Tax Returns that are required to be filed by Pangea have been filed and all amounts shown thereon to be due have been paid in full. Pangea has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

      (b) There is no material dispute or claim relating to any Tax liability of Pangea that has been raised by any Governmental Authority in writing.

      (c) Sellers have delivered to Purchaser correct and complete copies of any income Tax Returns, examination reports, and statements of deficiency assessed against or agreed to by Pangea.

      (d) Pangea is not, and has not been (i) a party to a tax sharing agreement or similar arrangement or (ii) a member of any affiliated group filing a consolidated federal income tax return or has any liability for the Taxes of any person under Treasury Regulation Section 1.1502-6, under any similar provisions of state, local or foreign law, by contract, or otherwise.

      3.21    TRANSACTIONS WITH SELLERS, OFFICERS, DIRECTORS AND
              EMPLOYEES.

      Except as set forth in Schedule 3.21, and other than as contemplated by this Agreement, except for accrued but unpaid salary and employee benefits, there are no amounts owing from Pangea to any Seller or to any officer or director of Pangea or any relative of any such officer or director, nor are there any amounts owing from any of such persons to Pangea.

      3.22    LITIGATION; COMPLIANCE WITH LAW.

      Pangea and Mahan each represent and warrant, and all other Sellers represent and warrant to their knowledge after due inquiry, that:

      (a) (i) There is no pending, threatened or existing action, suit, proceeding, claim or investigation, (including, without limitation, any action, suit, proceeding, claim or investigation regarding any Environmental Requirements) at law or in equity, before or by any court, arbitrator or Governmental Authority, against Pangea, its assets, properties or business, and (ii) Pangea and its assets, properties or businesses are not subject to any notice, writ, injunction, order or decree of any court, arbitrator or Governmental Authority. Pangea is not in default with respect to any notice, writ, injunction, order or decree known to or served upon it by any court, arbitrator or Governmental Authority.

      (b) There is no action, suit, claim, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or Governmental Authority, nor is any of the



Pangea Stock Purchase Agreement         14
foregoing threatened which involves any Seller which questions or challenges the validity of this Agreement or any action to be taken by any Seller or Pangea pursuant to this Agreement or in connection with the Transactions.

      3.23    DISTRIBUTORS AND SUPPLIERS.

      Pangea and Mahan each represent and warrant, and all other Sellers represent and warrant to their knowledge after due inquiry, that Pangea is not involved in any controversy with any of its distributors, customers or suppliers, and no customer of Pangea has terminated or threatened in writing to terminate a agreement with Pangea relating to its purchase of products from any of such entities.

      3.24    PRODUCT WARRANTIES; PRODUCT RECALLS.

      (a) Schedule 3.24A hereto contains the forms of express product warranties and guaranties that have been used by Pangea in its businesses at any time. Pangea has not offered any different forms of express product warranties and guaranties at any time. No defects exist in the products sold by Pangea that could result in any increase in such product warranty expense claims that in the aggregate could have a Material Adverse Effect.

      (b) None of the products designed, manufactured, packaged, labeled, shipped or sold in connection with the business has been subject to, or is currently subject to, any recall mandated by any Governmental Authority.

      3.25    FINDERS; SUCCESS FEE.

      No investment banker, broker, finder or other intermediary has been retained by any Seller or Pangea in connection with the Transactions who is or might be entitled to a fee or commission in connection with the proposed sale of the Shares or any other term of this Agreement.

                                ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to each Seller as follows:

      4.01    ORGANIZATION.

      Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.



Pangea Stock Purchase Agreement         15

      4.02    AUTHORITY RELATIVE TO THIS AGREEMENT.

      Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the board of directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforceability of creditors' rights generally, and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.

      4.03    CONSENTS AND APPROVALS; NO VIOLATION.

      The execution and delivery of this Agreement by Purchaser does not, and the performance by it of its obligations hereunder and the consummation of the Transactions, will not, directly or indirectly: (i) conflict with or violate any provision of its certificate of incorporation or by-laws (or other similar governing documents); (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except where the requirement to obtain such consent, approval, authorization or permit, or to make such filing or notification, results from the regulatory status or business of Pangea, or results from any other facts that specifically relate to the business or activities in which Pangea is or proposes to be engaged; (iii) result in a material default, termination, cancellation or acceleration (or give rise to any material right of termination, cancellation or acceleration), under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, agreement, or other material instrument or material obligation to which Purchaser is a party or by which it or any of its assets may be bound; or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its assets.

      4.04    ACQUISITION OF STOCK FOR INVESTMENT.

      Purchaser is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares. Purchaser agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933 except pursuant to an exemption from such registration available under such Act.



Pangea Stock Purchase Agreement         16

      4.05    LITIGATION.

      There is no action, suit, claim, inquiry, proceeding or investigation at law or in equity, by or before any court, arbitrator or Governmental Authority, or to Purchaser's knowledge, is any one of the foregoing threatened, against or involving Purchaser or any of its Affiliates which questions or challenges the validity of this Agreement or any action to be taken by Purchaser, any of its Affiliates, or Sellers pursuant to this Agreement or in connection with the Transactions.

      4.06    FINDERS; SUCCESS FEE.

      Neither Purchaser nor any of its Affiliates has employed any investment banker, broker, finder or other intermediary in connection with the Transactions who is or might be entitled to a fee or commission in connection with the proposed purchase of the Shares. Neither Purchaser nor any of its Affiliates is a party to any agreement pursuant to which any person is entitled to any success or other fee contingent upon execution of this Agreement or consummation of the Transactions.

                                 ARTICLE V

                            CLOSING CONDITIONS

      5.01    CONDITIONS TO THE OBLIGATION OF SELLERS TO EFFECT THE
              TRANSACTIONS.

      The obligation of each Seller to effect the Transactions shall be further subject to the fulfillment on or before the Closing Date of the following conditions, any one or more of which may be waived by Sellers:

      (a) Each of the obligations of Purchaser to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date in all material respects.

      (b) All actions required to be taken by, or on the part of, Purchaser to authorize the execution, delivery and performance of this Agreement, and the consummation of the Transactions shall have been duly and validly taken by its board of directors.

      (c) Simultaneously with the Closing, Purchaser shall cause Pangea to (i) repay, by wire transfer of immediately available funds to the account designated by Edgewater, the principal amount of all outstanding indebtedness set forth on Schedule 3.14 hereof owed by Pangea to John Pappajohn and Edgewater and (ii) release all loan guarantees by John Pappajohn and Edgewater in favor of Pangea set forth on Schedule 3.14 hereof.



Pangea Stock Purchase Agreement         17

      5.02    CONDITIONS TO THE OBLIGATION OF PURCHASER TO EFFECT
              THE TRANSACTIONS.

      The obligations of Purchaser to effect the Transactions shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Purchaser:

      (a) Each of the obligations of each Seller to be performed by them on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date.

      (b) All actions required to be taken by, or on the part of Edgewater to authorize the execution, delivery and performance of this Agreement, and the consummation of the Transactions, shall have been duly and validly taken.

      (c) Purchaser shall have received an opinion from Mark McManigal, counsel to Edgewater (which opinion may expressly rely as to matters of fact upon certificates furnished by Edgewater and appropriate officers and directors thereof and by public officials) dated as of the Closing Date and substantially in the form of Exhibit A.

      (d) There shall not have occurred between the Balance Sheet Date and the Closing Date any Material Adverse Change.

      (e) Sellers shall have delivered to Purchaser at the Closing the following:

            (i) stock certificates representing all of the Shares and any other documents that Purchaser reasonably deems necessary or desirable to transfer to it good and marketable title to all of the Shares;

           (ii) the stock books, stock ledgers, minute books and corporate seals of Pangea and a certificate executed by the general partner of Edgewater certifying that Edgewater has validly approved this Agreement and the Transactions;

          (iii) an incumbency certificate of Edgewater reasonably acceptable to Purchaser; and

           (iv) long-form good standing certificates as of a date no more than five business days prior to the Closing for Pangea, certified by the Secretary of State of the State of Delaware;

            (v) duly executed consents to all Contracts requiring consent.

      (f) At the Closing, Pangea shall have delivered to the Purchaser UCC-3 forms or other similar documentation reasonably satisfactory to Purchaser to extinguish all security



Pangea Stock Purchase Agreement         18
interests against the property of Pangea relating to indebtedness to be repaid by Purchaser at the Closing.

      (g) Purchaser shall have received the resignation, effective on the Closing Date, of each director of Pangea.

                                ARTICLE VI

                              INDEMNIFICATION

      6.01    INDEMNIFICATION BY SELLERS.

      Each Stockholder, but not Optionholder, jointly and severally, indemnifies and holds harmless Purchaser and its officers, Affiliates, successors and assigns (the "Purchaser Indemnified Parties") in respect of any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions), together with interest thereon at the rate of eight percent (8%) per annum, compounded annually, from the date incurred until paid, reasonably incurred by the Purchaser Indemnified Parties in connection with, arising from or as a result of (i) any breach on the part of any Seller of any representation or warranty of Sellers contained in this Agreement or any document delivered in connection herewith or (ii) any breach on the part of any Seller of any covenant of Sellers contained in this Agreement or any document delivered in connection herewith. All indemnification payments shall be paid by Stockholders in immediately available funds upon presentation by the Purchaser Indemnified Party of invoices representing indemnifiable claims, and which invoices may be paid as accrued. Notwithstanding the foregoing, the obligation of each of Douglas A. Patterson and Alfred R. Berkeley, III to indemnify Purchaser under this Article VI shall be limited to the portion of the Purchase Price received by such Stockholder, as shown on Attachment 2.02B hereof.

      6.02    INDEMNIFICATION BY PURCHASER.

      Purchaser indemnifies and holds harmless Sellers and any officers, Affiliates, successors and assigns of any Seller (the "Seller Indemnified Parties") in respect of any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions), together with interest thereon at the rate of eight percent (8%) per annum, compounded annually, from the date incurred until paid, reasonably incurred by the Seller Indemnified Parties in connection with, arising from or as a result of (i) any breach on the part of Purchaser of any representation or warranty of Purchaser contained in this Agreement or any document delivered in connection herewith or (ii) any breach on the part of Purchaser of any covenant of Purchaser contained in this Agreement or any document delivered in connection herewith. All indemnification payments shall be paid by Purchaser in



Pangea Stock Purchase Agreement         19
immediately available funds upon presentation by the Seller Indemnified Party of invoices representing indemnifiable claims, and which invoices may be paid as accrued.

      6.03    CLAIMS FOR INDEMNIFICATION; DEFENSE OF CLAIMS.

      (a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must notify Sellers' Representative (in the event of indemnification under Section 6.01 hereof) or the Purchaser (in the event of indemnification arising under
Section 6.02 hereof) in writing of the Third Party Claim within a reasonable time after receipt of such Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying parties shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall give to Sellers' Representative or Purchaser, as the case may be, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

      (b) In connection with any Third Party Claim which may give rise to a claim for indemnification pursuant to Section 6.01 or Section 6.02, the Indemnified Party shall consult with the indemnifying party with respect to the defense or settlement of such claim; provided, however, that such consultation shall not limit or otherwise affect the Indemnified Party's conduct of the defense or settlement of any such claim.

      6.04    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      The representations, warranties, covenants and agreements contained in this Agreement and in any document delivered in connection herewith shall survive the Closing and shall remain in full force and effect for a period of three years from the Closing Date, regardless of any investigation made by or on behalf of any party hereto.

      6.05    RELEASE AND COVENANT NOT TO SUE.

      (a) Sellers release and forever discharge Pangea and Purchaser from any and all claims arising by reason of, from, or in connection with any agreement, contract, arrangement or understanding, written or oral (other than this Agreement), between or among Sellers, or any of them, and Pangea and/or Purchaser, which any Seller ever had, now has or may claim to have against Pangea and/or Purchaser, up through the date hereof. Sellers covenant that they shall forever refrain from initiating, filing, instituting, impleading, cross-claiming against, maintaining or proceeding upon any such claim against Pangea and/or Purchaser.

      (b) Purchaser releases and forever discharges Sellers, and any of them, from any and all claims arising by reason of, from, or in connection with any agreement, contract, arrangement or understanding, written or oral (other than this Agreement), between or among



Pangea Stock Purchase Agreement         20

Purchaser and Sellers, or any of them, which Purchaser ever had, now has or may claim to have against Sellers, or any of them, up through the date hereof. Purchaser covenants that it shall forever refrain from initiating, filing, instituting, impleading, cross-claiming against, maintaining or proceeding upon any such claim against Sellers, or any of them.

      (c)   The release and covenant not to sue contained in this Section
6.05 shall not in any way release, waive, affect the enforceability of, or estop any right to initiate, file, institute, implead, cross-claim against, maintain or proceed upon, any claim arising under or related to this Agreement, including, without limitation, any claim for indemnification under this Article VI.

                                ARTICLE VII

                         MISCELLANEOUS PROVISIONS

      7.01    AMENDMENT AND MODIFICATION.

      Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of all of the parties hereto.

      7.02    WAIVER OF COMPLIANCE; CONSENTS.

      Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      7.03    NOTICES.

      (a) All notices and other communications hereunder (the "Notices") shall be in writing and shall be deemed given if delivered personally or by overnight delivery service or facsimile transmission, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth at subsection 7.03(b) below (or at such other address for a party as shall be specified by like Notice); provided, however, that notices of a change of address shall be effective only upon receipt thereof. Unless a Notice delivered by facsimile transmission is transmitted on other than a business day, in which case it shall be conclusively deemed to be delivered on the next business day thereafter, all Notices delivered by facsimile transmission shall be conclusively deemed to be delivered and received on the date on which such facsimile is transmitted. Notices delivered by overnight delivery service shall be conclusively deemed to be delivered and received on the next business day after such Notice is timely deposited with such overnight delivery service.



Pangea Stock Purchase Agreement         21

      (b) Subject to the foregoing subsection 7.03(a), all Notices shall be given to the parties at the following addresses:

            (i)   If to Purchaser, to:

            Fuisz Technologies Ltd.
            3810 Concorde Parkway, Suite 100
            Chantilly, Virginia  20151
            Attention:  Mr. Patrick D. Scrivens
                        Executive Vice President and
                        Chief Financial Officer

            with a copy to:

            Gibson, Dunn & Crutcher LLP
            1050 Connecticut Avenue
            Suite 900
            Washington, D.C.  20036-5303
            Attention:  Ronald O. Mueller, Esq.

            (ii)  If to Sellers, to:

            Edgewater Private Equity Fund, L.P.
            666 Grand Avenue, Suite 200
            Post Office Box 1491
            Des Moines, Iowa 50306
            Attention:  Mark McManigal


      7.04    ASSIGNMENT.

      This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party except that Purchaser may assign all or any part of its rights herein to one or more wholly-owned subsidiaries; nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

      7.05    GOVERNING LAW.

      This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.



Pangea Stock Purchase Agreement         22

      7.06    SELLERS' REPRESENTATIVE.

      Each Seller hereby appoints Sellers' Representative as its representative for all purposes under this Agreement and Sellers'
Representative hereby agrees to so represent each and all of the Sellers.

      7.07    CONSENT TO JURISDICTION.

      (a) The parties irrevocably agree that any legal action, suit or proceeding arising out of or relating to this Agreement or the Transactions may be brought in the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York.

      (b) By the execution and delivery of this Agreement, Purchaser and Sellers irrevocably submit to the non-exclusive jurisdiction of such court in any such action, suit or proceeding. Sellers irrevocably agree to designate, appoint and empower one authorized agent reasonably acceptable to Purchaser to receive for and on their behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in such district. Sellers shall maintain such agent as their agent as described above for a period beginning on the Closing Date and terminating on the fifth anniversary of the Closing Date.

      7.08    SEVERABILITY.

      If any term or provision specified herein is held by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such term or provision to be illegal, invalid, unlawful, void, voidable, or unenforceable as written, then such provision shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, and the remainder of the terms and provisions herein shall be construed as if such illegal, invalid, unlawful, void, voidable or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties.

      7.09    COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.10    INTERPRETATION.

      The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. No rule of construction shall be applied to the disadvantage of a party because that party was responsible for the preparation



Pangea Stock Purchase Agreement         23
of this Agreement or any part hereof. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof and (ii) the term "knowledge" when used with reference to any corporation or other entity shall encompass the knowledge of each officer and each director of such entity.

      7.11    ENTIRE AGREEMENT.

      This Agreement, including the annexes, documents, schedules, certificates, exhibits and instruments referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the Transactions. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the Transactions.

      7.12    EXPENSES.

      Each party hereto will pay all costs and expenses incurred by it or any of its Affiliates in connection with this Agreement and the Transactions, including but not limited to costs and expenses of counsel, accountants and other consultants; provided, however, that Purchaser shall bear the cost of the May 31, 1997 audit of Pangea for the three-month period then ended.

      7.13    PUBLIC ANNOUNCEMENTS.

      During the three months following the Closing Date, no information regarding this Agreement shall be released by any of the Sellers to third parties without the prior written consent of Purchaser.



Pangea Stock Purchase Agreement         24

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    FTL ACQUISITION INC.


                                    By:             /s/
                                       ---------------------------------
                                    Title:


                                    PANGEA, LTD.


                                    By:            /s/
                                       ---------------------------------
                                    Title:


                                    EDGEWATER PRIVATE EQUITY FUND, L.P.


                                    By:            /s/
                                       ---------------------------------
                                    Title:


                                                   /s/
                                    ------------------------------------
                                    John Pappajohn


                                                   /s/
                                    ------------------------------------
                                    Richard C. Fuisz, M.D.


                                                   /s/
                                    ------------------------------------
                                    Ronald A. Mahan


                                                   /s/
                                    ------------------------------------
                                    Daniel P. Bell


                                                   /s/
                                    ------------------------------------
                                    Douglas A. Patterson




Pangea Stock Purchase Agreement         25

                                                   /s/
                                    ------------------------------------
                                    Alfred R. Berkeley, III


                                                   /s/
                                    ------------------------------------
                                    Vicki Babcock


                                                   /s/
                                    ------------------------------------
                                    Charlene Williams





Pangea Stock Purchase Agreement         26